Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-224373 on Form N-1A of BlackRock Funds IV of our report dated February 23, 2018, relating to the financial statements and financial highlights of BlackRock Alternative Capital Strategies Fund of BlackRock FundsSM (the “Series”), appearing in the Annual Report on Form N-CSR of the Series for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 1, 2018

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-224373 on Form N-1A of BlackRock Funds IV of our report dated July 23, 2018, relating to the financial statements and financial highlights of BlackRock Impact Bond Fund of BlackRock FundsSM (the “Series”), appearing in the Annual Report on Form N-CSR of the Series for the year ended May 31, 2018, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
August 1, 2018